UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
—————————————————————————
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On October 7, 2008, Artesian Water Maryland, Inc. (“Artesian Maryland”), a subsidiary of Artesian Resources Corporation (“Artesian Resources”), signed an agreement (the “Water Asset Purchase Agreement”) to purchase from Cecil County, Maryland (“the County”) all of the County’s right, title and interest in and to specific water facilities and the associated parcels of real property, easement rights and water transmission and distribution systems.  The water facilities include Meadowview, Pine Hills, Harbourview and the Route 7 Facility.  Pursuant to the Water Asset Purchase Agreement, Artesian Maryland will pay to the County a  price equal to the net asset value of the purchased assets and assume certain liabilities at closing.  This sum may be paid by Artesian Maryland to the County in cash at closing or, upon mutual agreement, by a note payable to the County.  Any cash portion of the purchase price financed by the County would be repaid upon such terms, and at such rate of interest, as the County and Artesian Maryland shall agree.  In such case, Artesian Maryland would then provide a promissory note to the County at closing.  The net asset value of the purchased assets under the Water Asset Purchase agreement is approximately $2.2 million.

On October 7, 2008, Artesian Wastewater Maryland, Inc. (“Artesian Wastewater Maryland”), a subsidiary of Artesian Resources, signed an agreement (the “Meadowview Wastewater Asset Purchase Agreement”) to purchase from the County the wastewater facilities known as the Meadowview Wastewater Facility and the Highlands Wastewater Facility and the associated parcels of real property, easement rights and wastewater collection systems with respect to each facility.  Pursuant to the Meadowview Wastewater Asset Purchase Agreement, Artesian Wastewater Maryland will pay to the County a price equal to the net asset value of the purchased assets and assume certain liabilities at closing.  The purchase price shall be paid by Artesian Wastewater Maryland’s assumption of the principal amount due by the County with respect to a tax-exempt Cecil County Sanitary District Bond, Series 2004B (the “Bond”), as payable under the loan agreement dated October 12, 2004 by and between Maryland Water Quality Financing Administration and the County (the “Bond Indebtedness”).  Artesian Wastewater Maryland will pay down the Bond at such times and in such amounts as the County is required to pay the same in accordance with the terms of the Bond.  In the event that the net asset value of the purchased assets as of the closing exceeds the Bond Indebtedness to be paid by Artesian Wastewater Maryland, then the positive difference (if any) shall be paid by Artesian Wastewater Maryland to the County in cash at closing or, upon mutual agreement, by a note payable to the County.  Any cash portion of the purchase price financed by the County would be repaid upon such terms, and at such rate of interest, as the County and Artesian Wastewater Maryland shall agree, and in such case, Artesian Wastewater Maryland would then provide a promissory note to the County at closing.  The net asset value of purchased assets under the Meadowview Wastewater Asset Purchase Agreement is approximately $7.8 million.  The debt associated with the Bond is approximately $7.2 million.

On October 7, 2008, Artesian Wastewater Maryland signed an agreement (the “Cherry Hill Wastewater Asset Purchase Agreement”) to purchase from the County the wastewater facilities known as the Cherry Hill Wastewater Facility and the Harbourview Wastewater Facility and the associated parcels of real property, easement rights and wastewater collection systems with respect to each facility.  Pursuant to the Cherry Hill Wastewater Asset Purchase Agreement, Artesian Wastewater Maryland will pay to the County a sum equal to the net asset value of the purchased assets and assume certain liabilities at closing, and the County shall immediately upon receipt of such payment, pay to its creditors an amount sufficient to pay all indebtedness of the County in respect of the Cherry Hill and Harbourview Wastewater facilities (the “Indebtedness”).  If the amount of the purchase price under the Cherry Hill Wastewater Asset Purchase Agreement shall be less than the Indebtedness, the County shall pay out of its own funds any amount sufficient to pay and discharge in full the Indebtedness in excess of the purchase price; alternatively, if the purchase price exceeds the amount necessary for the County to pay the Indebtedness, such excess may not be required to be paid by Artesian Wastewater Maryland at the closing, but may be financed by the County.  Any such portion of the purchase price financed by the County would be repaid upon such terms, and at such rate of interest, as the County and Artesian Wastewater Maryland shall agree, and in such case Artesian Wastewater Maryland would then provide a promissory note to the County at closing.  The net asset value of the purchased assets under the Cherry Hill Wastewater Asset Purchase Agreement is approximately $3.8 million.

Closing on the transactions is expected to occur on or before June 30, 2009, subject to the satisfaction of customary closing conditions, including, among other matters, the completion of Artesian Resources’ due diligence and the approval of the Maryland Public Service Commission.  Under each of the Asset Purchase Agreements, either party may terminate such agreement, subject to certain exceptions, in the event of uncured breach by the other party, or if the closing has not occurred by December 31, 2009.  The existing water and wastewater systems subject to the Asset Purchase Agreements serve approximately 3,400 customers.

Copies of the above Asset Purchase Agreements are attached as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.  The foregoing descriptions of the Asset Purchase Agreements are qualified in their entirety by reference to the full text of the Asset Purchase Agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1
Asset Purchase Agreement, dated October 7, 2008 by and among Artesian Water Maryland, Inc., a Delaware corporation, and Cecil County, Maryland, a body corporate and politic under the laws of the State of Maryland, as represented by the Board of County Commissioners of Cecil County.

10.2
Asset Purchase Agreement, dated October 7, 2008 by and among Artesian Wastewater Maryland, Inc., a Delaware corporation, and Cecil County, Maryland, a body corporate and politic under the laws of the State of Maryland, as represented by the Board of County Commissioners of Cecil County.

10.3
Asset Purchase Agreement, dated October 7, 2008 by and among Artesian Wastewater Maryland, Inc., a Delaware corporation, and Cecil County, Maryland, a body corporate and politic under the laws of the State of Maryland, as represented by the Board of County Commissioners of Cecil County.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: October 10, 2008	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer